Exhibit 99.2

Pliant will Continue its Program of Permanently Lowering its Fixed Costs Through Plant Consolidation Detailed consolidation planning, site readiness and equipment preparation completed to significantly lower fixed costs in 2008 through plant consolidation 20+ production lines will be upgraded and relocated from several facilities that do not fit our long-term strategic footprint. — Targeted facilities have above average cost structures. — Disadvantaged due to capabilities, geography, and growth potential. Closures will be paced over 6 quarters to avoid any business disruptions. — Sufficient bridge capacity in place. — Minimal impact on “specialty” products translates into low risk to sales. — Allows for efficient use of cash resources. — Implementation plans have been designed and are undergoing the normal due diligence and preparatory planning. Increases Pliant’s competitiveness while reducing fixed costs. — Places assets in more strategic locations to improve service levels. — Eliminates redundant fixed factory overheads.

Pliant has Maintained Steady EBITDAR per Pound Despite Severe Resin Price Increases in the 2nd Half of 2007 Half of 2007 1st half 2006 1st half 2007 2nd half 2006 2nd half 2007 Composite Resin Cost $/lb EBITDAR $/lb $.66/lb $.62/lb $.57/lb $.69/lb $.12/lb $.12/lb $.12/lb $.12/lb